UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF

SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

DOVER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	53-0257888
(State of incorporation or organization)	(IRS Employer Identification No.)

3005 Highland Parkway Downers Grove, IL	60515
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered
1.250% Notes due 2026	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-194385

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The descriptions of the general terms and provisions of the 1.250% Notes due 2026 of Dover Corporation (the “Registrant”), to be registered hereby, contained under the heading “Description of Debt Securities” in the Registrant’s Registration Statement on Form S-3 (No. 333-194385) (the “Registration Statement”) and under the heading “Description of Notes” in the Registrant’s Prospectus Supplement, dated November 2, 2016, to the Prospectus contained in the Registration Statement and filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended, are incorporated by reference herein.

Item 2.	Exhibits.

Exhibit	Description

4.1	Indenture, dated as of February 8, 2001, between the Company and BankOne Trust Company, N.A., as trustee, filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed February 13, 2001 (SEC File No. 001-04018), is incorporated by reference.

4.2	First Supplemental Indenture, dated as of October 13, 2005, among the Company, J.P. Morgan Trust Company, National Association, as original trustee, and The Bank of New York, as Trustee, filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed October 13, 2005 (SEC File No. 001-04018), is incorporated by reference.

4.3	Second Supplemental Indenture, dated as of March 14, 2008, between the Company and The Bank of New York, as trustee, filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed March 14, 2008 (SEC File No. 001-04018), is incorporated by reference.

4.4	Third Supplemental Indenture, dated as of February 22, 2011, between the Company and The Bank of New York Mellon, as trustee, filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed February 22, 2011 (SEC File No. 001-04018), is incorporated by reference.

4.5	Fourth Supplemental Indenture, dated as of December 2, 2013, among the Company, The Bank of New York Mellon, as trustee and The Bank of New York Mellon, London Branch, as paying agent, filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed December 3, 2013 (SEC File No. 001-04018), is incorporated by reference.

4.6	Fifth Supplemental Indenture, dated as of November 3, 2015, between the Company and The Bank of New York Mellon, as trustee, filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed November 3, 2015 (SEC File No. 001-04018), is incorporated by reference.

4.7	Sixth Supplemental Indenture, dated as of November 9, 2016, among the Company, The Bank of New York Mellon, as trustee, and The Bank of New York Mellon, London Branch, as paying agent, filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed November 9, 2016 (SEC File No. 001-04018), is incorporated by reference.

4.8	Form of Global Note representing the 1.250% Notes due 2026 (included as Exhibit A to Exhibit 4.7 and incorporated by reference).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DOVER CORPORATION (Registrant)

DATE: November 9, 2016	By:	/s/ Ivonne M. Cabrera
Ivonne M. Cabrera
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description

4.1	Indenture, dated as of February 8, 2001, between the Company and BankOne Trust Company, N.A., as trustee, filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed February 13, 2001 (SEC File No. 001-04018), is incorporated by reference.

4.2	First Supplemental Indenture, dated as of October 13, 2005, among the Company, J.P. Morgan Trust Company, National Association, as original trustee, and The Bank of New York, as Trustee, filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed October 13, 2005 (SEC File No. 001-04018), is incorporated by reference.

4.3	Second Supplemental Indenture, dated as of March 14, 2008, between the Company and The Bank of New York, as trustee, filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed March 14, 2008 (SEC File No. 001-04018), is incorporated by reference.

4.4	Third Supplemental Indenture, dated as of February 22, 2011, between the Company and The Bank of New York Mellon, as trustee, filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed February 22, 2011 (SEC File No. 001-04018), is incorporated by reference.

4.5	Fourth Supplemental Indenture, dated as of December 2, 2013, among the Company, The Bank of New York Mellon, as trustee and The Bank of New York Mellon, London Branch, as paying agent, filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed December 3, 2013 (SEC File No. 001-04018), is incorporated by reference.

4.6	Fifth Supplemental Indenture, dated as of November 3, 2015, between the Company and The Bank of New York Mellon, as trustee, filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed November 3, 2015 (SEC File No. 001-04018), is incorporated by reference.

4.7	Sixth Supplemental Indenture, dated as of November 9, 2016, among the Company, The Bank of New York Mellon, as trustee, and The Bank of New York Mellon, London Branch, as paying agent, filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed November 9, 2016 (SEC File No. 001-04018), is incorporated by reference.

4.8	Form of Global Note representing the 1.250% Notes due 2026 (included as Exhibit A to Exhibit 4.7 and incorporated by reference).